UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 6, 2015

UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Farm Springs Road Farmington, Connecticut 06032 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code
(860) 728-7000 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On November 6, 2015, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of July 19, 2015 by and between United Technologies Corporation ("UTC"), certain wholly owned subsidiaries of UTC and Lockheed Martin Corporation ("Lockheed Martin"), UTC completed the sale of all of the issued and outstanding equity of Sikorsky Aircraft Corporation and certain affiliated entities for $9,083,000,000 in cash (the "Purchase Price") to Lockheed Martin (the "Transaction").  The Purchase Price includes an adjustment of $83,000,000 based on an estimate of working capital and net indebtedness as of the closing date compared to target amounts and could be further adjusted based on a customary post-closing reconciliation of such estimate to actual amounts.  Of the Purchase Price, $5 million was deferred for future payment following the approval by the Foreign Investment Promotion Board of India of the transfer by a subsidiary of UTC of its shares in Tata Sikorsky Aerospace Limited to Lockheed Martin.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement that was filed as Exhibit 2.1 to UTC's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2015 and incorporated herein by reference.  A copy of UTC's press release announcing completion of the Transaction is included as Exhibit 99.1 to this report and incorporated herein by reference.

The representations and warranties and covenants set forth in the Stock Purchase Agreement have been made only for the purposes of the Stock Purchase Agreement and solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, as well as by information contained in each party's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Stock Purchase Agreement. Accordingly, the Stock Purchase Agreement is incorporated by reference in this filing only to provide investors with information regarding the terms of the Stock Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated November 6, 2015, issued by United Technologies Corporation.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: November 6, 2015	By:	/s/ Peter J. Graber-Lipperman
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated November 6, 2015, issued by United Technologies Corporation.